Exhibit 10.137

Execution Version

NOVATION AGREEMENT

in respect of
a Shipbuilding Contract for the Builder's Hull No. 5777

THIS NOVATION AGREEMENT (the “Novation Agreement”) is entered into as DEED and is dated 8th day of January, 2016

BETWEEN

(1)Hyundai Samho Heavy Industries Co., Ltd., a company organised and existing under the laws of the Republic of Korea with its registered office at 93, Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea (the “Builder”);

(2)STI Cavaliere Shipping Company Limited, a company organised and existing under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960 (the “Original Buyer”); and

(3)Gener8 Constantine LLC, a limited liability company organised and existing under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 96960 (the “New Buyer” and together with the Builder and the Original Buyer, the “Parties”).

BACKGROUND

(A)   By a shipbuilding contract dated 20 December, 2013 made between the Builder and the Original Buyer (the “Shipbuilding Contract”), the Builder agreed to design, build, launch, equip, outfit, complete and deliver, and the Original Buyer agreed to purchase from the Builder, one (1) 300,000 DWT class Crude Oil Carrier with Builder's hull no. S777 (the “Vessel”)  upon the terms and conditions set forth therein.

(B)   The Original Buyer has paid to the Builder, in accordance with the terms of the Shipbuilding Contract the first instalment in the amount of United States Dollars Nine Million Four Hundred Forty Seven Thousand Five Hundred (US$9,447,500) of the Contract Price (the “First Instalment”), the second instalment in the amount of United States Dollars Nine Million Four Hundred Forty Seven Thousand Five Hundred (US$ 9,447,500) of the Contract Price (the “Second Instalment”)  and the third instalment in the amount of United States Dollars Eighteen Million Eight Hundred Ninety Five Thousand (US$18,895,000) of the Contract Price (the “Third Instalment”). The remaining instalments under the Shipbuilding Contract amount, in the aggregate, to United States Dollars Fifty Six Million Six Hundred Eighty Five Thousand (US$56,685,000). By a letter of guarantee no. M16FB1312XDO0228 dated 23 December, 2013 and confirmation of execution dated 13 March 2014 (together the “Letter of Guarantee”)  issued by Shinhan Bank Co Ltd, a bank headquartered in Seoul, Korea (the “Refund Guarantor”)  via authenticated SWIFT to ABN AMRO, as the Original Buyer's bank, in favour of the Original Buyer pursuant to the Shipbuilding Contract, the Refund Guarantor has guaranteed the refund of the pre-delivery instalments paid by the Original Buyer to the Builder under the Shipbuilding Contract, on the terms and conditions set forth therein.

(C)   Scorpio Tankers Inc. (“Parent Company”)  issued a performance guarantee dated 20 December 2013 in favour of the Builder, guaranteeing the performance of the Original Buyer under the Shipbuilding Contract (the “Original Performance Guarantee”).

(D)   The Original Buyer and New Buyer have, agreed that the New Buyer shall assume all of the rights and obligations of the Original Buyer under the Shipbuilding Contract and the Builder is willing to agree to the substitution of the New Buyer in place of the Original Buyer in relation to such rights and obligations subject to and upon the terms and conditions of this Novation Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties hereto agree as follows:

1         DEFINITIONS

1.1      In this Novation Agreement:

“Effective Date” means the date of receipt by the New Buyer from the Refund Guarantor of the Supplemental Letter, duly executed and authenticated and sent via authenticated SWIFT to Nordea Bank Finland Plc, New York Branch, as the New Buyer's bank, with the following reference details: Swift Address: NDEAUS3N — Reference: Gener8 Performance Guarantee;

“New Performance Guarantee” means the performance guarantee to be issued in favour of the Builder by Gener8 Maritime Inc. (the “New Performance Guarantor”), in form and substance as set out in Schedule 2 hereto;

“Notice of Novation” means the notice of novation of the Shipbuilding Contract to be executed by the Original Buyer and delivered to the Refund Guarantor, in form and substance as set out in Schedule 1 hereto; and

“Supplemental Letter” means the letter, supplemental to the Letter of Guarantee, to be issued by the Refund Guarantor in favour of the New Buyer, in form and substance as set out in Schedule 3 hereto.

Except as otherwise defined herein, terms defined in the Shipbuilding Contract shall have the same meaning when used herein including in the recitals hereto.

2         NOVATION

2.1      the Original Buyer shall, immediately upon execution of this Agreement by the parties, provide the Refund Guarantor with the Notice of Novation in the form set out in Schedule 1 hereto, and the Builder shall promptly procure the issue of the Supplemental Letter by the Refund Guarantor in favour of the New Buyer in the form set out in Schedule 3 hereto.

2.2      As and with effect from the Effective Date:-

(a)      All Payments including the Instalments made by the Original Buyer to the Builder under the Shipbuilding Contract prior to the Effective Date shall be considered to have been made by the New Buyer and all other payments required to be made by the “BUYER” (as defined in the Shipbuilding Contract) under the Shipbuilding Contract subsequent to the Effective Date shall be made by the New Buyer.

(b)      the New Performance Guarantor shall issue the New Performance Guarantee in favour of the Builder in the Form set out in Schedule 2 hereto;

2.3      The Builder hereby, as and with effect from the Effective Date, releases and discharges the Original Buyer and Parent Company from all liabilities, obligations, claims and demands arising out of or in connection with the Shipbuilding Contract and the Original Performance Guarantee. The Builder on the Effective Date shall return the Original Performance Guarantee to the Parent Company, duly cancelled. The Builder is hereby released and discharged from all past, present and future liabilities and obligations as to the Original Buyer under the Shipbuilding Contract.

2.4      The New Buyer hereby agrees with the Builder and the Builder agrees with the New Buyer that, as and with effect from the Effective Date the New Buyer and the Builder shall each: (i) duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by them or by virtue of the Shipbuilding Contract in all respects as if the New Buyer was named therein instead of the Original Buyer ab initio; and (ii) deem the First Instalment, the Second Instalment and Third Instalment and any other amounts or whatsoever nature paid to the Builder in relation to the Shipbuilding Contract to have been paid on behalf of the New Buyer

2.5      The New Buyer agrees with the Builder that it shall appoint Scorpio Shipmanagment S.A.M. (the “SSM”) in relation to the representation and supervision, for and on behalf of the New Buyer, under the Shipbuilding Contract, with the right to delegate its obligations in relation to such appointment to Ishima Pte. Ltd. at SSM's own responsibility, cost and expense and subject always to SSM remaining fully liable for the due and proper performance of its obligations to the New Buyer. The New Buyer reserves the right to terminate the services of SSM, at its own responsibility, cost and expense, within two days notice to the Builder of such termination should it be determined by the New Buyer that SSM or any subcontractor of SSM is not performing its representation and supervision functions to the satisfaction of the New Buyer. In such circumstances New Buyer shall replace SSM with a representative of similar experience provided that New Buyer shall avoid any unnecessary and unreasonable increase in building cost, delay in the construction of the VESSEL, and/or any disturbance in the construction schedule of the BUILDER.

3         REPRESENTATIONS AND WARRANTIES

3.1      Each Party represents and warrants to the other Parties that:

(a)      Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)      Powers. It has full power and authority to become a party to this Novation Agreement and has taken all necessary action and has obtained all consents, licences and approvals required in connection with the entry into and performance of this Novation Agreement.

(c)      No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)      Absence of Certain Events. No event of default or potential event of default with respect to it has occurred and is continuing under any material agreement to which it is a party and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Novation Agreement;

(e)      Obligations Binding. Its obligations under this Novation Agreement constitute legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f)      Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Novation Agreement or its ability to perform its obligations under this Novation Agreement;

3.2      The Builder and the Original Buyer hereby represent and warrant to the New Buyer that there exist no other agreements between the Builder and the Original Buyer which relate to the Shipbuilding Contract except for the modifications and changes agreed between the Original Buyer and the Builder prior to the signing of this Novation Agreement. A complete copy of the Shipbuilding Contract is attached to this Novation Agreement as Annex 1.

3.3      The Original Buyer warrants and undertakes to the New Buyer that, as at the date hereof, it has disclosed to the New Buyer:

(i)     any and all agreed variations and/or amendments (the “Agreed Variations”)  to the Shipbuilding Contract and/or Specifications;

(ii)     any and all agreed construction plans (the “Agreed Construction Plans”); and

(iii)     all agreed extras (the “Agreed Extras”)  ordered by the Original Buyer in respect of the Vessel and the Original Buyer has provided the New Buyer with a complete list of the Agreed Variations, the Agreed Construction Plans and the Agreed Extras. Provided always that it is hereby acknowledged that for the avoidance of doubt the agreed extras reflected in the List of Cost items dated 18 December 2013 are included in the contract price of the Shipbuilding Contract.

3.4      The New Buyer hereby waives all objections to and accepts all modifications and amendments to the Shipbuilding Contract and Specifications which have been already agreed to or completed prior to the Effective Date of this Novation Agreement by and between the Original Buyer and the Builder. Furthermore, the Plans, Drawings and all inspection results already approved by the Original Buyer or the supervision team appointed by the Original Buyer shall be deemed to have been approved by the New Buyer. In any case, this Novation Agreement shall not disturb the existing construction progress of the Vessel.

3.5      As of the Effective Date the Shipbuilding Contract shall be deemed to be entered into by and between the Builder and New Buyer and the following clauses in the Shipbuilding Contract shall be deemed amended as follows:

(a)	the name of the Original Buyer in the Shipbuilding Contract shall be deleted and replaced with the name of the New Buyer;

(b)the notice provisions for the BUYER contained in article XX of the Shipbuilding Contract shall be replaced with the following details:

Gener8 Maritime, Inc.

299 Park Avenue

Second Floor

New York

New York 10171

USA

For the attention of: CFO Leonidas J. Vrondissis

Email: lvrondissis@gener8maritime.com; and

(c)the name of the performance guarantor in article X paragraph 9 of the Shipbuilding Contract shall be deleted and replaced with Gener8 Maritime Inc.

(d)Article XVII paragraph 1 (Representation of the Parties) shall be deleted and replaced with the following wording:

“REPRESENTATION OF THE PARTIES

During the term of this CONTRACT, each party certifies and represents as follows:

(a)  It will comply with the laws of any jurisdiction applicable to such party as it relates to the CONTRACT, including but not limited to any applicable anti-corruption and anti-bribery laws, also including, without limitation (and with which it is familiar) the United States Foreign Corrupt Practices Act (“US FCPA”)  and the UK Bribery Act 2010 (“UK BA”)  and the applicable laws of South Korea and additionally it will not engage in any activity, practice or conduct which would constitute an offence under the UK Bribery Act 2010 if such activity, practice or conduct had been carried out in the United Kingdom;

(b)  Without limiting the foregoing, neither it nor any person acting for it or on its behalf shall offer, pay or agree to pay, directly or indirectly, any consideration of any nature whatsoever to any official, agent or employee of any government or any department, agency or instrumentality of any government, or to any political party or official thereof, or to any candidate for political office in any country, or to any family members of such persons, in order to influence the act, decision or omission of any such official, agent, employee, political party, political party official or candidate in his or her official capacity in connection with any action taken in connection with this CONTRACT or the directing of business to any person in connection therewith. In addition, without limiting the foregoing, neither it nor any person acting for it or on its behalf shall make any payments to any third party, including sales representatives or agents, if there is reason to believe that the payment will be used directly or indirectly for a prohibited payment to the aforementioned persons. It will use reasonable effort to consult and cooperate with the other party to ensure compliance with the US FCPA and the UK BA and provide the other party and/or its representatives, agents and investors with reasonable access to its books, records, facilities and personnel in connection with the foregoing.”

4         MISCELLANEOUS

4.1      Subject to this Novation Agreement, all other terms and conditions contained in the Shipbuilding Contract shall remain in full force and effect and unchanged. No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing and executed by each of the Parties

4.2      The Parties hereby agree and undertake that they will execute and deliver (and use reasonable endeavours to procure the execution and delivery by all other relevant parties of) all such further documents as the Builder and/or the New Buyer may reasonably require to be executed in order to give full effect and validity to this Novation Agreement.

4.3      If any term, condition or provision of this Novation Agreement is held to be a violation of any applicable law, statute or regulation the same shall be deemed to be deleted from this Novation Agreement and shall be of no force and effect and this Novation Agreement shall remain in full force and effect as if such term, conditions or provision had not originally been contained in this Novation Agreement. Notwithstanding the foregoing, in the event of any such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

4.4      This Novation Agreement may be entered into in the form of counterparts executed by one or more of the parties and provided all the parties shall so execute this Novation Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

4.5      It is agreed among the Original Buyer, the New Buyer and the Builder that the supervision team to be appointed by the New Buyer shall perform the remaining approval of the plans and drawings and the supervision of construction of the Vessel as stipulated in the Shipbuilding Contract from the Effective Date of this Novation Agreement.

5         INDEMNITY

5.1      Indemnity by Original Buyer. The Original Buyer hereby agrees to indemnify the New Buyer against any loss incurred or suffered by the New Buyer or brought or recovered against the New Buyer by the Builder or any other person in connection with any matter relating to or arising out of the Shipbuilding Contract, before the Effective Date.

5.2      Indemnity by New Buyer. The New Buyer hereby agrees to indemnify the Original Buyer against any loss incurred or suffered by the New Buyer or bought or recovered against the Original Buyer by the Builder or any other person in connection with any matter relating to, or arising out of, the Shipbuilding Contract on or after the Effective Date.

6         LAW AND JURISDICTION, ETC.

6.1      Any dispute, action or proceeding arising in connection with this Novation Agreement or the performance hereof shall be governed by the relevant dispute resolution, governing law and jurisdiction provisions of the Shipbuilding Contract, which provisions are hereby incorporated herein by reference and shall have the same force and effect as if fully set forth herein.

IN WITNESS WHEREOF this Novation Agreement was duly executed and delivered as a deed on the date and year first above written.

STI CAVALIERE SHIPPING		GENER8 CONSTANTINE LLC
COMPANY LIMITED
as the ORIGINAL BUYER		as the NEW BUYER

By:	/s/ Philip Arcoumams	By:	/s/ Jonathan Kellett
Name:	PHILIP ARCOUMAMS	Name:	JONATHAN KELLETT
Title:	ATTORNEY – IN – FACT	Title:	ATTORNEY – IN – FACT

Witnessed by:		Witnessed by:

By:	/s/ Kylie Gue	By:	/s/ Kylie Gue
Name:	Kylie Gue	Name:	Kylie Gue
Title:	Trainee Solicitor	Title:	Trainee Solicitor
	London EC2A 2HB		London EC2A 2HB

HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD.
as the BUILDER

By:	/s/ Sang Don Yoon
Name:	SANG DON YOON
Title:	ATTORNEY – IN – FACT

Witnessed by:

By:	/s/ Woo Seung Seo
Name:	WOO SEUNG SEO
Title:	ATTORNEY – IN – FACT

SCHEDULE 1

NOTICE OF NOVATION

To:             SHINHAN BANK CO., LTD. (the “REFUND GUARANTOR”)

Copy to:    HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD. (the “BUILDER”)

We, STI Cavaliere Shipping Company Limited (the “ORIGINAL BUYER”), HEREBY GIVE YOU NOTICE that:

(i)by a Novation Agreement dated          , 2015 (the “NOVATION AGREEMENT”)  by and among the ORIGINAL BUYER, Gener8 Constantine LLC (the “NEW BUYER”)  and the BUILDER it was agreed that, all of the ORIGINAL BUYER'S rights, title, interest and obligations to and in, and all the benefits of the Shipbuilding Contract dated 20 December, 2013 bearing the BUILDER's Hull No. S777 (the “CONTRACT”)  would be novated to the NEW BUYER (the “Novation”)  with effect from the Effective Date (the “Effective Date”)  stated therein (being the date on which the NEW BUYER receives the Supplemental Letter from the REFUND GUARANTOR in the form attached hereto); and

(ii)The First Instalment and the Second Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER, each of US$ 9,447,500, and the Third Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER of US$ 18,895,000, shall, with Effect from the Effective Date, be considered to have been made by the NEW BUYER.

We request that you, by issuing an acknowledgment in the form of the Supplemental Letter attached hereto, (i) acknowledge the Novation, (ii) confirm that, notwithstanding the Novation, the REFUND GUARANTEE is reconfirmed and shall remain in full force and effect in respect of all of the instalments payable under the CONTRACT as novated whether before or after the date of Novation as if references in the REFUND GUARANTEE to “BUYER” were references to the NEW BUYER.

We hereby represent and warrant that the Novation Agreement shall not prejudice your rights and obligations under the Refund Guarantee and/or result in your incurring any additional liabilities thereunder. We hereby agree to indemnify you against any costs, expenses, charges, damages and loss incurred or suffered by you in connection with any matter relating to, or arising out of the Novation Agreement.

Dated the day of , 2015

For and on behalf of
STI Cavaliere Shipping Company Limited

By	:
Name	:
Title	:

SCHEDULE 2

Hyundai Samho Heavy Industries Co., Ltd.

93, Daebul-Ro, Samho-Eup, Yeongam-Gun,Date : [ ], 2015

Jeollanam-Do, Korea

PERFORMANCE GUARANTEE

Gentlemen,

In consideration of your executing a novation agreement to the shipbuilding contract dated 20 December, 2013 as amended (hereinafter called the “CONTRACT”)  replacing STI Cavaliere Shipping Company Limited with Gener8 Constantine LLC as the buyer (hereinafter called the “BUYER”)  providing for the design, construction, equipment, launch and delivery of one (1) 300,000 DWT class crude oil carrier having the BUILDER's Hull No. S777 (hereinafter called the “VESSEL”), and providing, among other things, for payment of the contract price amounting to United States Dollars Ninety Four Million Four Hundred Seventy Five Thousand only (US$ 94,475,000) for the VESSEL, prior to and upon delivery of the VESSEL, the undersigned, as a primary obligor and not as a merely surety, hereby unconditionally and irrevocably guarantees to you or your successors, the due and faithful performance by the BUYER of all its obligations under the CONTRACT and any supplements, amendments, changes or modifications hereinafter made thereto including but not limited to the prompt payment of the contract price, when due (whether on account of principal, interest or otherwise) by the BUYER to you or your successors under the CONTRACT, notwithstanding any obligation of the BUYER being or becoming unenforceable by defect in or want of its powers, (hereby expressly waiving notice of any such supplement, amendment, change or modification as may be agreed to by the BUYER) and confirms that this guarantee shall be fully applicable to the CONTRACT whether so supplemented, amended, changed or modified and if it shall be assigned by the BUYER in accordance with the terms of the CONTRACT. This guarantee will expire on the DELIVERY of the VESSEL as defined in the CONTRACT or by the proper exercise of any right of rescission, cancellation or termination of the CONTRACT by the BUYER.

The undersigned hereby certifies, represents and warrants that all acts, conditions and things required to be done and performed and to have occurred precedent to the creation and issuance of this guarantee, and to constitute the guarantee the valid and legally binding obligation of the undersigned enforceable in accordance with its terms have been done and performed and have occurred in due and strict compliance with applicable laws.

The payment by the undersigned under this guarantee shall be made forthwith within thirty (30) days upon receipt by us of written demand from you including a substantiated statement that the BUYER is in default of payment of the amounts (including, but not limited to, the instalment(s) payable prior to or upon delivery of the VESSEL) that were due under the CONTRACT, without requesting you to take any or further procedure or step against the BUYER. In the event that any withholding or deduction is imposed by any law, Article XV of the CONTRACT shall apply so that the undersigned will pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding by virtue of any law outside Korea shall equal to the amount that would have been received if such payment had been made by the BUYER.

Notwithstanding the provisions hereinabove, in the event that any of your request under the CONTRACT is disputed by the BUYER and referred to arbitration in accordance with the provisions of the CONTRACT and we receive notification of this from either you or the BUYER, we shall pay you within thirty (30) days from receipt of your written request together with a certified copy of the award ordering the payment by the BUYER to you of the sum due.

This guarantee shall be governed by and interpreted in accordance with the laws of England and the undersigned hereby submits to the non-exclusive jurisdiction of the Courts of England and appoints WFW Legal Services Limited, located at 15, Appold Street, London EC2A 2HB to receive service of proceedings in such courts on its behalf.

Very truly yours,

For and on behalf of
Gener8 Maritime, Inc.

By:
Name:
Title:

SCHEDULE 3

SUPPLEMENTAL LETTER

Gener8 Constantine LLC
c/o Gener8 Maritime, Inc.
299 ParkAvenue
Second Floor
New York 10171
USA

[   ], 2015

Dear Sirs

LETTER OF GUARANTEE NO. [ ]

We refer to:-

(1)the shipbuilding contract dated 20 December, 2013 made between Hyundai Samho Heavy Industries Co., Ltd., a company organised and existing under the laws of Korea (the “Builder”) and STI Cavaliere Shipping Company Limited, a company organised and existing under the laws of the Republic of the Marshall Islands (“Original Buyer”), (the “Shipbuilding Contract”), pursuant to which, inter alia, the Builder agreed to design, build, launch, equip, outfit, complete and deliver for the Original Buyer one (1) 300,000 DWT class crude oil carrier with Builder's hull no. S777 (the “Vessel”) upon the terms and conditions set forth therein;

(2)the novation agreement dated                  , 2015 (the “Novation Agreement”) made between the Builder, the Original Buyer and Gener8 Constantine LLC, a limited liability company organised and existing under the laws of the Marshall Islands (the “New Buyer”) pursuant to which the parties thereto have agreed to novate the rights and obligations of such parties under the Shipbuilding Contract from the Original Buyer to the New Buyer upon the terms and subject to the conditions set forth therein with effect from the Effective Date (which expression shall mean the date of receipt by the New Buyer of this Supplemental Letter) and to the effect that the Original Buyer under the Shipbuilding Contract shall be substituted by the New Buyer as “BUYER” under the Shipbuilding Contract, which shall be deemed to be entered into by and between the Builder and the New Buyer and the obligation of the Original Buyer under the Shipbuilding Contract shall, with effect from the Effective Date, terminate and be of no further force or effect; and

(3)the letter of guarantee no. M16FB1312XDO0228 dated 23 December, 2013 (the “Letter of Guarantee”), originally issued by us in favour of the Original Buyer, at the request of the Builder, in respect of the Builder's obligations and liabilities under the Shipbuilding Contract, the text of which is attached hereto marked “A”.

We hereby confirm that in consideration of your entering into the Novation Agreement we consent to the novation of the Shipbuilding Contract, on the terms and conditions set out in the Novation Agreement and we hereby agree that:

(a)the Letter of Guarantee and our obligations thereunder shall and is hereby reconfirmed and shall remain and continue in full force and effect notwithstanding the said novation;

(b)for the avoidance of doubt, pursuant to our Letter of Guarantee, if in connection with the terms of the Shipbuilding Contract the New Buyer shall become entitled to a refund of the advance instalments made to the Builder, prior to the delivery of the Vessel, such refund shall include all instalments paid to the Builder, whether made by the Original Buyer or the New Buyer under the Shipbuilding Contract, including the amount of the first, second and third instalments paid to date, such instalment payments in the aggregate amount of US$ 37,790,000;

(c)with effect from the Effective Date, the New Buyer shall be and is hereby substituted in place of the Original Buyer as the “Buyer” in the Letter of Guarantee and the Letter of Guarantee shall henceforth be construed and treated, and we shall be bound by the Letter of Guarantee, in all respects as if the New Buyer was the “Buyer” instead of the Original Buyer as if the New Buyer was named in the Shipbuilding Contract, ab initio;

(d)with effect from the Effective Date, references in the Letter of Guarantee to the “Contract” shall henceforth be deemed to be references to the Shipbuilding Contract and as from time to time hereafter amended and shall also be deemed to include the Novation Agreement and the rights and obligations of the Builder and the New Buyer thereunder; and

(e)with effect from the Effective Date the Letter of Guarantee (as amended and supplemented by this Supplemental Letter) shall be a guarantee of, and we hereby guarantee, the obligations of the Builder to the New Buyer on the terms and conditions set out in the Letter of Guarantee (as hereby amended and supplemented).

Subject to the foregoing, all other terms and conditions contained in the Letter of Guarantee shall remain in full force and effect.

This Supplemental Letter shall be governed by and interpreted in accordance with the laws of England and the undersigned hereby submits to the non-exclusive jurisdiction of the Courts of England.

Yours faithfully

For and on behalf of
SHINHAN BANK CO., LTD.

By

Name:
Title:

and

By

Name:
Title:

“A”

ADVICE OF GUARANTEE DATED 23 DECEMBER 2013

Schedule of Substantially Identical Issuer Contracts Omitted

Shipbuilding Contract Novation Agreement dated January 8, 2016 by and between Hyundai Samho Heavy Industries Co., Ltd., as Builder, STI Esles Shipping Company Limited, as Original Buyer and Gener8 Oceanus LLC, as New Buyer to Shipbuilding Contract, dated December 20, 2013 by and between STI Esles Shipping Company Limited and Hyundai Samho Heavy Industries Co., Ltd., with respect to Hull No. S778